AZZ incorporated Announces Executive
Management Change

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ incorporated: 817-810-0095
Internet: www.azz.com

Lytham Partners: 602-889-9700
Joe Dorame or Robert Blum

June 25, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE: AZZ) (“AZZ”) today announced that it has terminated the employment of Ashok Kolady as Senior Vice President and Chief Operating Officer, Energy Segment, effective immediately.  Mr. Tom Ferguson, President and Chief Executive Officer of AZZ, will assume responsibility for the management of the day to day operations of the Energy Segment through the remainder of AZZ’s current fiscal year. AZZ’s management team and the Board of Directors will subsequently evaluate appointing another individual to serve as Senior Vice President of this Segment.

Tom Ferguson, President and Chief Executive Officer of AZZ, said “We are making an executive leadership change in our Energy Segment.  I thank Ashok for the past 7 years of service to the company, and I believe he has contributed significantly to what AZZ has become, and wish him well in his future endeavors.”

“My desire is to grow the Energy Segment and its platforms more aggressively,” Mr. Ferguson continued.  “Given the relevance of my past experience to this segment, I am excited about the opportunity to get more personally involved in our Energy Segment platforms and to lead, coach and mentor this leadership team.  My intent is to focus on the build-out of a world class sales organization, accelerating the international expansion programs, and increasing the emphasis on innovation and development.  I believe strongly we have a great company full of dedicated, hard-working people that have the potential to take our business to another level and create even more opportunities for growth and personal development.”

AZZ incorporated is a global provider of specialty electrical equipment and highly engineered services to the power generation, transmission, distribution, and industrial markets as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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